Exhibit 99.1
SMART Modular Technologies (WWH), Inc.
Amended and Restated Stock Incentive Plan
     Section 1 . Purpose. The purposes of the SMART Modular Technologies (WWH), Inc. Stock Incentive Plan (the “Plan”) are to promote the interests of SMART Modular Technologies (WWH), Inc., an exempted company organised under the laws of the Cayman Islands (together with its successors and assigns, the “Company”) and its shareholders by (i) attracting and retaining exceptional executive personnel, employees, directors, and consultants of the Company and its Affiliates (as defined below); (ii) motivating employees, consultants and directors by means of performance related incentives to achieve longer range performance goals; and (iii) enabling employees, consultants and directors to participate in the long term growth and financial success of the Company.
     Section 2 . Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” means with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person and any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which such Person has a significant equity interest or which has a significant equity interest in such Person, in either case as determined by the Committee. For purposes of this definition, the terms “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of any Incentive Stock Option, “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) “Award” means any Option or other stock-based award granted hereunder.
     (c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:
          (i) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);
          (ii) a Participant’s gross negligence or willful malfeasance in the performance of his or her duties;

          (iii) a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony or other similar offense under the laws of the United States, the Cayman Islands or any other jurisdiction in which the Company conducts business;
          (iv) a Participant being repeatedly under the influence of alcohol or illegal drugs while performing his or her duties; or
          (v) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-solicitation, non-competition, trade secret or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.
     (f) “Change of Control” means the occurrence of one of the following events:
          (i) the consummation of a merger or consolidation of the Company with or into any other entity pursuant to which the shareholders of the Company, or applicable, immediately prior to such merger or consolidation hold less than 50% of the voting power of the surviving entity;
          (ii) the sale or other disposition of all or substantially all of the Company’s assets; or
          (iii) any acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and other than the direct and indirect shareholders of the Company immediately before such transaction) of the beneficial ownership of 50% or more of the voting power of the Company’s equity securities in a single transaction or series of related transactions, other than in an underwritten public offering of the securities of the Company;
provided, however, that a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
     (g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
     (h) “Committee” means a committee of one or more members of the Board and/or officers designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.
     (i) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.
     (j) “Director” means a member of the Board.

     (k) “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
     (l) “Employee” means an employee of the Company or any of its Affiliates.
     (m) “Employment Agreement” means an employment agreement entered into between a Participant and the Company or any of its Affiliates.
     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (o) “Exercise Price” means the purchase price of the Option as set forth in the Award Agreement.
     (p) “Fair Market Value” means, with respect to a Share as of any date of determination, the reported closing price of a Share on such exchange or market as is the principal trading market for the Shares on the date of determination (or, if such date is not a trading day, on the immediately preceding trading day). If the Shares are not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account such factors as the Committee shall in its sole discretion deem relevant or appropriate.
     (q) “Incentive Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     (r) “Non-Qualified Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.
     (s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
     (t) “Participant” means a Person granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).
     (u) “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     (v) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (w) “SEC” means the Securities and Exchange Commission or any successor thereto.
     (x) “Securities Act” means the Securities Act of 1933, as amended.
     (y) “Shares” means the ordinary shares, of US$0.001 par value, in the authorised capital of the Company or such other securities as may be designated by the Committee from time to time.

     (z) “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
     Section 3 . Administration.
     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
          (i) designate Participants;
          (ii) determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable;
          (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;
          (iv) determine the terms and conditions (including the vesting schedule, if any) of any Award and Award Agreement;
          (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
          (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
          (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
          (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
          (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (b) Committee Composition. If the Board in its discretion deems it advisable, the Board may provide that the Committee may consist solely of two or more “Outside Directors” as defined in the regulations under Section 162(m) of the Code and/or solely of two or more “Non-Employee Directors” as defined in Rule 16b-3.
     (c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.
     Section 4 . Shares Available For Awards.
     (a) Shares Available. Subject to adjustment as provided in this Section, the number of Shares with respect to which Awards may be granted under the Plan shall be 9,729,948 including shares issued or reserved since the initial adoption of the Plan, plus an annual increase on the first day of each fiscal year during the term of the Plan beginning in fiscal 2007 through fiscal 2017, in each case in an amount equal to the lesser of (i) 2,500,000 shares, (ii) 3% of the number of shares of the ordinary shares outstanding on such date, or (iii) an amount determined by the Board. Such Shares may consist, in whole or in part, of authorised and unissued shares. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan (including any Substitute Award) or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted.
     (b) Section 162(m) Limitation. Subject to the provisions below relating to adjustments upon changes in the shares of the ordinary shares, no Employee shall be eligible to be granted Options covering more than 2,500,000 shares of the ordinary shares during any calendar year and no Employee shall be eligible to be granted other Awards covering more than 2,500,000 shares of the ordinary shares during any calendar year.
     (c) Adjustments. In the event that the number of issued Shares is increased or decreased as a result of a stock dividend, stock split, reverse stock split, combination or reclassification of Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”), then the Committee shall, in such manner as it may deem equitable but otherwise in its discretion, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award.
     (d) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares authorised for issuance under the Plan and shall, subject to existing corporate authorities, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Committee.
     Section 5 . Eligibility.
     (a) General. Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.

     (b) Incentive Stock Options. Only Employees who are U.S. taxpayers shall be eligible for the grant of Incentive Stock Options.
     (c) Non-Employee Directors. Awards may be granted to Non-Employee Directors in accordance with the policies established from time to time by the Board specifying the number of shares (if any) to be subject to each such Award and the time(s) at which such awards shall be granted. Awards granted to Non-Employee Directors shall be on terms and conditions determined by the Board, subject to the provisions of the Plan.
     Section 6 . Stock Options.
     (a) Grants. The Committee is authorised to grant Options to Participants with the terms and conditions set forth in this Section and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
     (b) Type of Option. The Committee shall have the authority to grant Incentive Stock Options to U.S. taxpayers or to grant Non-Qualified Stock Options to any Participant, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.
     (c) Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted. Notwithstanding the foregoing, the Exercise Price of any Option granted shall not be less than 100% of the Fair Market Value at the time the Option is granted.
     (d) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of U.S. federal or state securities laws, or those of any other jurisdiction, as it may deem necessary or advisable.
     (e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Company, together with any documentation required by the Company and any applicable taxes. Such payment may be made:
          (i) in cash;
          (ii) if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months);
          (iii) if approved by the Committee, by a combination of the foregoing;
          (iv) if approved by the Committee, in accordance with a cashless exercise program; or
          (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

     Section 7 . Other Stock-based Awards. The Committee is hereby authorised to grant to Participants awards of restricted stock, restricted stock units, rights to purchase stock, warrants, rights to dividends and dividend equivalents and other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.
     Section 8 . Effect Of Termination Of Employment Or Service.
     (a) Termination of Employment or Service. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by Participant or by the Company for any reason (other than death or Disability or by the Company for Cause), then vesting shall immediately cease and, to the extent vested as of the date of termination, an Award may be retained and, if applicable, exercised until the earlier of (i) the date three months (or such longer or shorter period, if any, specified in the applicable Award Agreement or Employment Agreement) after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of employment or service, after which time, in either case, the Award shall expire.
     (b) Death or Disability. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by reason of death or Disability, then vesting shall immediately cease and, to the extent vested as of the date of termination, the Award may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (i) the date one year after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of such employment or service, after which time, in either case, the Award shall expire.
     (c) Cause. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Awards shall be forfeited and shall expire immediately on the date of termination.
     Section 9 . Amendment And Termination.
     (a) Amendment or Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable to qualify or comply and

(ii) any amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant with respect to any outstanding Award shall not to that extent be effective with respect to such Award without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 10 below or elsewhere in the Plan. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.
     (b) Amendment or Termination of Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 10 below or elsewhere in the Plan or the applicable Award Agreement.
     Section 10 . Corporate Transactions.
     (a) Change of Control. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change of Control, the Committee, in its sole discretion, (i) may cause any outstanding Award to be (A) continued by the Company, (B) assumed, or substituted with a substantially equivalent award, by the successor company (or its parent or any of its subsidiaries), or (C) canceled in consideration of a cash payment or alternative Award, if applicable, made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award less any exercise price (provided that the Committee may determine that only holders of vested Awards shall receive any such cash payment or alternative Award); or (ii) may take any other action or actions with respect to the outstanding Awards that it deems appropriate. Any Award (or any portion thereof) not continued or assumed by the Company or the successor company (or its parent or any of its subsidiaries), as applicable, pursuant to the foregoing shall terminate on such Change of Control and the holder thereof shall be entitled to no consideration for such Award.
     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.
     Section 11 . General Provisions.
     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.
     (b) Nontransferability of Awards. Except to the extent otherwise provided in an Award Agreement or as determined by the Committee (except with respect to Incentive Stock Options), no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

     (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
     (d) Lock-up Period. Unless otherwise determined by the Committee, Shares shall not be issued under this Plan unless the Participant agrees that he or she will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares (or other securities of the Company) held by the Participant prior to the date 180 days following the effective date of a registration statement with respect to any underwritten public offering by the Company of its securities as requested by the managing underwriters for such offering.
     (e) Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or its permitted transferees and shall be deposited by such Participant or permitted transferee, together with a stock power endorsed in blank, with the Company. When the Participant ceases to be bound by any transfer restrictions set forth herein or in the applicable Award Agreement, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act, any state securities laws or any other applicable laws. All certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (f) Withholding. As a condition to the issuance of any Shares in satisfaction of an Award, a Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorised (i) to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable taxes, social contributions or other amounts required by applicable law in respect of the grant, exercise, lapse or vesting of an Award or any payment or transfer under an Award or under the Plan and (ii) to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such amounts.
     (g) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
     (h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements.

     (i) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or effect the right of the Company or its Affiliates to terminate the employment or service of a Participant.
     (j) Rights as a Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.
     (k) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Cayman Islands, without, to the fullest extent permissible thereby, application of the conflict of law principles thereof.
     (l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (m) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder is, nor shall be construed as, an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the laws of the Cayman Islands, the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
     (n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
     (o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (q) Proprietary Information and Inventions Agreement. A Participant shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.
     (r) Modification of Award Terms for non-U.S. Participants. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Participant resides or is employed, and the Committee may establish a subplan under this Plan for such purposes.
     (s) Company Governing Instruments. All Shares issued and/or vested pursuant to an Award or Substitute Award, or transferred thereafter, shall be held subject to the Memorandum and Articles of Association of the Company.
     Section 12 . Term Of The Plan.
     The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that, in no event may Incentive Stock Options be granted under the Plan later than ten years from the date the Plan was adopted by the Board (or as otherwise allowed by applicable law). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.